UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 18, 2005

                             CHARMING SHOPPES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


        PENNSYLVANIA                   000-07258                 23-1721355
        ------------                   ---------                 ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


            450 WINKS LANE, BENSALEM, PA                 19020
            -----------------------------                -----
        (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code (215) 245-9100
                                                           --------------

                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry Into a Material Definitive Agreement.

     On May 18, 2005, Charming Shoppes, Inc. (the "Company") entered into an Agreement (the "Agreement") with Steven A. Lightman, pursuant to which Mr. Lightman has agreed, effective upon consummation of the Company's acquisition of Crosstown Trader's, Inc. ("Crosstown"), to serve as the President of Crosstown. Mr. Lightman currently serves as the Chief Executive Officer of Crosstown. Under the terms of the Agreement, Mr. Lightman is entitled to receive, upon consummation of the sale of Crosstown, 45,000 restricted stock units (each unit represents the right to receive one share of the Company's common stock) and 30,000 performance shares of the Company's common stock. The units and shares are being awarded to Mr. Lightman without approval of the Company's shareholders as an inducement to his entering into the Agreement. The terms and conditions of the awards will be set forth in a separate restricted stock unit agreement and performance share agreement to be entered into by the Company and Mr. Lightman in connection with the grant of the units and shares.





















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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CHARMING SHOPPES, INC.
                                      ----------------------
                                          (Registrant)
Date: May 24, 2005
                                       /S/ERIC M. SPECTER
                                       ------------------
                                        Eric M. Specter
                                    Executive Vice President
                                     Chief Financial Officer


























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